Exhibit 99.1

Reed’s Reports First Quarter 2023 Results

- Strengthened Liquidity Position with Recent $5.6 Million Financing Transactions, Including Strategic Investment -

- Reiterates Full Year 2023 Margin and Profitability Targets -

Norwalk, CT, (June 1, 2023) – Reed’s, Inc. (OTCQX: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, natural ginger beverages, is reporting financial results for the three months ended March 31, 2023.

Q1 2023 Financial Highlights (vs. Q1 2022):

●	Net sales were $11.2 million compared to $12.2 million.
●	Gross profit was $2.7 million compared to $2.9 million, with gross margin of 24.2% compared to 24.1%.
●	Delivery and handling costs declined 25% to $3.46 per case.
●	Selling, general and administrative expenses declined 27% to $3.2 million.
●	Operating loss improved to $(2.6) million compared to $(4.2) million.
●	Modified EBITDA loss improved to $(2.3) million compared to $(3.8) million.

Management Commentary

“Q1 marked our third consecutive quarter of year-over-year operating expense and modified EBITDA improvements, driven by the implementation of various cost-cutting and optimization initiatives throughout 2022,” said Norman E. Snyder, CEO of Reed’s. “We continued to see solid order demand from our retail partners, however we were unable to fulfill orders due to tightened credit terms from several suppliers that impacted our ability to purchase inventory, which resulted in an inflated rate of short order shipments. We believe this offset net sales by more than $1.6 million during the first quarter.

“As announced earlier this week, we recently secured $5.6 million in financing from our top shareholders, a new strategic partner in Hong Kong and our secured lender. The combined funding will dramatically improve our working capital and enable us to appropriately build inventory levels to fulfill the ongoing demand for our products. In addition, the strategic partnership will enable us to import innovative beverage products into the US market, as well as export Reed’s robust portfolio of better-for-you products into Asia.

“Looking ahead, we are reiterating our profitability targets for 2023 as we continue to expect gross margin to improve and turn modified EBITDA and cash flow positive. However, we are adjusting our net sales outlook for 2023 given the inventory challenges in the first half of the year. With our strengthened working capital position, optimized cost structure, and continued demand for Reed’s products, we believe we are reaching an inflection point for our business and look forward to executing on our objectives in the second half of the year.”

Recent Financing

As announced on May 31, 2023, Reed’s completed a $4.1 million strategic PIPE investment from D&D Source of Life Holding LTD (“D&D”), a Hong Kong based investment company with several investments in consumer product companies, and our top shareholders.

The purchase price per share was $2.585, which is based on a premium of 10% to the average of the bid and ask prices on May 19, 2023. In addition, the Company issued warrants to purchase one share of common stock for every five shares subscribed. The warrants have an exercise price of $2.50 and a term of three years.

In addition, the holders of Reed’s secured convertible notes augmented their current bridge note by $1.5 million and extended the repayment date to September 29, 2023, subject to certain conditions.

Reed’s plans to use the aggregate gross proceeds of approximately $5.6 million, before deducting fees associated with the offering payable by Reed’s, for building inventory, general corporate and working capital purposes.

This press release is neither an offer to purchase or sell nor a solicitation of an offer to sell or buy the shares, warrants or any other securities of the Company, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

First Quarter 2023 Financial Results

During the first quarter of 2023, net sales were $11.2 million compared to $12.2 million in the prior year. The decrease was primarily driven by the lack of working capital required to purchase inventory to fulfill order volume, which offset net sales by more than $1.6 million.

Gross profit for the first quarter of 2023 was $2.7 million compared to $2.9 million in the same period in 2022. Gross margin was relatively flat at 24.2% compared to 24.1% in the year-ago quarter, however gross margin sequentially improved approximately 130 and 410 basis points compared to Q4 and Q3 of 2022, respectively.

Delivery and handling costs were reduced by 25% to $2.1 million during the first quarter of 2023 compared to $2.8 million in the first quarter of 2022. The decrease was primarily driven by renegotiated freight contracts, improved throughput, as well as the Company’s streamlined distribution orbit model. Delivery and handling costs were reduced to 19% of net sales or $3.46 per case, compared to 23% of net sales or $3.90 per case during the same period last year.

Selling, general and administrative costs declined by 27% to $3.2 million during the first quarter of 2023 compared to $4.3 million in the year-ago quarter. As a percentage of net sales, selling, general and administrative costs were reduced to 28% compared to 35%.

Operating loss during the first quarter of 2023 improved to $2.6 million or $(1.01) per share, compared to $4.2 million or $(2.15) per share in the first quarter of 2022.

Modified EBITDA loss improved to $2.3 million in the first quarter of 2023 compared to a loss of $3.8 million in the first quarter of 2022.

Liquidity and Cash Flow

For the first quarter of 2023, the Company generated approximately $1.1 million of cash from operating activities compared to $2.2 million of cash used for the same period in 2022. The increase was primarily driven by lower inventory purchases.

As of May 31, 2023, the Company has replenished its inventory and now has approximately $2.3 million of cash and $22.4 million of total debt net of capitalized financing fees. This includes $16.1 million from a convertible note and $6.3 million from the Company’s revolving line of credit, which has $6.7 million of additional borrowing capacity.

FY 2023 Financial Outlook

The Company currently expects net sales growth for the full year 2023, gross margin to surpass 30%, $6 million of operating expense reductions and modified EBITDA to turn profitable by the second half of 2023. The Company also expects to turn cash flow positive in the second half of 2023.

Conference Call

The Company will conduct a conference call today, June 1, 2023, at 8:30 a.m. Eastern time to discuss its results for the three months ended March 31, 2023.

Reed’s management will host the conference call, followed by a question-and-answer period.

Date: Thursday, June 1, 2023

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: (844) 850-0544

International dial-in number: (412) 542-4115

Conference ID: 10179440

Webcast: Reed’s Q1 2023 Conference Call

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at (720) 330-2829.

The conference call will also be broadcast live and available for replay on the investor relations section of the Company’s website at https://investor.reedsinc.com.

About Reed’s, Inc.

Reed’s is an innovative company and category leader that provides the world with high quality, premium and naturally bold™ better-for-you beverages. Established in 1989, Reed’s is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The Company’s beverages are now sold in over 45,000 stores nationwide.

Reed’s is known as America’s #1 name in natural, ginger-based beverages. Crafted using real ginger and premium ingredients, Reed’s portfolio includes ginger beers, ginger ales, ready-to-drink ginger mules and hard ginger ales. The brand has recently successfully expanded into the zero-sugar segment with its proprietary, natural sweetener system.

Virgil’s® is an award-winning line of craft sodas, made with the finest natural ingredients and without GMOs or artificial preservatives. The brand offers an array of great tasting, bold flavored sodas including Root Beer, Vanilla Cream, Black Cherry, Orange Cream, and more. These flavors are also available in nine zero sugar varieties which are naturally sweetened and certified ketogenic.

Flying Cauldron® is a non-alcoholic butterscotch beer prized for its creamy vanilla and butterscotch flavors. Sought after by beverage aficionados, Flying Cauldron is made with natural ingredients and no artificial flavors, sweeteners, preservatives, gluten, caffeine, or GMOs.

For more information, visit drinkreeds.com, virgils.com and flyingcauldron.com.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are typically identified by terms such as “estimate,” “expect,” “guidance,” “intend,” “financial outlook,” “potential,” “look forward,” “believe,” “project,” “should,” “will,” “plan,” and similar expressions. These forward-looking statements are based on current expectations and include our management’s expectations and guidance for fiscal year 2023 under the heading “FY 2023 Financial Outlook”. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. Reed’s 2023 guidance reflects year-to-date and expected future business trends and includes impacts of COVID-19 on the supply chain and logistics as of the date hereof. New supply chain challenges that may develop and further potential inflation cannot be reasonably estimated and are not factored into current fiscal 2023 guidance. These risks could materially impact our ability to access raw materials, production, transportation and/or other logistics needs.

Financial guidance should not be viewed as a substitute for full financial statements prepared in accordance with GAAP.

If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Reed’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make, including our ability to achieve our targets for the fiscal year ending December 31, 2023. The risks and uncertainties referred to above include, but are not limited to: risks associated with current economic uncertainties tied to the COVID-19 pandemic, including but not limited to its effect on customer demand for the our products and services and the impact of potential delays in supply of product inputs and customer payments; risks associated with new product releases; the impacts of further inflation; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments, particularly in the current economic environment; our ability to compete successfully and manage growth; our significant debt obligations; our ability to develop and expand strategic and third party distribution channels; our dependence on third party suppliers, brewers and distributors; third parties meeting contractual commitments; risks related to our international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; increasing costs of fuel and freight, protection of intellectual property; competition; general political or destabilizing events, including the war in Ukraine, conflict or acts of terrorism; the effect of evolving domestic and foreign government regulations, including those addressing data privacy and cross-border data transfers; and other risks detailed from time to time in Reed’s public filings, including Reed’s annual report on Form 10-K filed on May 15, 2023, which are available on the Securities and Exchange Commission’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. Reed’s assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

ir@reedsinc.com

(720) 330-2829

REED’S, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2023 and 2022

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	March 31, 2023	March 31, 2022
Net Sales	$11,157	$12,182
Cost of goods sold	8,459	9,250
Gross profit	2,698	2,932

Operating expenses:
Delivery and handling expense	2,120	2,812
Selling and marketing expense	1,447	2,178
General and administrative expense	1,709	2,121
Total operating expenses	5,276	7,111

Loss from operations	(2,578)	(4,179)

Interest expense	(1,779)	(801)

Net loss	$(4,357)	$(4,980)

Net loss per share – basic and diluted	$(1.70)	$(2.56)

Weighted average number of shares outstanding – basic and diluted	2,559,855	1,947,548

REED’S, INC,

CONDENSED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash	$467	$533
Accounts receivable, net of allowance of $213 and $252, respectively	4,665	5,671
Inventory, net	15,301	16,175
Receivable from former related party	777	777
Prepaid expenses and other current assets	601	939
Total current assets	21,811	24,095

Property and equipment, net of accumulated depreciation of $867 and $787, respectively	686	766
Intangible assets	626	626
Total assets	$23,123	$25,487

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$11,165	$9,805
Accrued expenses	467	233
Revolving line of credit, net of capitalized financing costs of $322 and $363, respectively	7,593	10,974
Payable to former related party	1,859	2,025
Current portion of convertible notes payable, net of debt discount of $670 and $414, respectively	5,485	2,434
Current portion of lease liabilities	194	187
Total current liabilities	26,763	25,658

Convertible note payable, net of debt discount of $484 and $562, respectively, less current portion	8,526	8,092
Lease liabilities, less current portion	156	207
Total liabilities	35,445	33,957

Stockholders’ deficit:
Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 9,411 shares issued and outstanding	94	94
Common stock, $.0001 par value, 180,000,000 shares authorized; 2,602,399 and 2,519,485 shares issued and outstanding, respectively	-	-
Additional paid in capital	115,140	114,635
Accumulated deficit	(127,556)	(123,199)
Total stockholders’ deficit	(12,322)	(8,470)
Total liabilities and stockholders’ deficit	$23,123	$25,487

REED’S, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2023 and 2022

(Unaudited)

(Amounts in thousands)

	March 31, 2023	March 31, 2022
Cash flows from operating activities:
Net loss	$(4,357)	$(4,980)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	47	25
Amortization of debt discount	281	65
Amortization of prepaid financing costs	-	431
Fair value of vested options	229	225
Fair value of vested restricted shares granted to officers	4	66
Fair value of common shares issued as financing costs	-	37
Change in allowance for doubtful accounts	(39)	62
Inventory write-downs	(228)	10
Accrued interest	1,113	-
Changes in operating assets and liabilities:
Accounts receivable	1,044	(40)
Inventory	1,102	(3,810)
Prepaid expenses and other assets	338	(617)
Decrease in right of use assets	32	27
Accounts payable	1,360	5,926
Accrued expenses	235	403
Lease liabilities	(44)	(37)
Net cash provided by (used in) operating activities	1,117	(2,207)
Cash flows from investing activities:
Net cash used in investing activities	-	-
Cash flows from financing activities:
Proceeds from line of credit	8,699	14,508
Payments on line of credit	(12,120)	(17,212)
Proceeds from convertible note payable, net of expenses	2,405	-
Proceeds from sale of common stock	-	5,067
Repurchase of common stock	(1)	(2)
Amounts from former related party, net	(166)	(81)
Net cash provided by (used in) financing activities	(1,183)	2,280

Net increase (decrease) in cash	(66)	73
Cash at beginning of period	533	49
Cash at end of period	$467	$122

Supplemental disclosures of cash flow information:
Cash paid for interest	$390	$256

Modified EBITDA

In addition to our GAAP results, we present Modified EBITDA as a supplemental measure of our performance. However, Modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net income (loss), plus, interest expense, depreciation and amortization, stock-based compensation, changes in fair value of warrant expense, and one-time restructuring-related costs including employee severance and asset impairment.

Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Modified EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Modified EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Set forth below is a reconciliation of net loss to Modified EBITDA for the three months ended March 31, 2023, and 2022 (unaudited; in thousands):

	Three Months Ended
	March 31
	2023	2022
Net loss	$(4,357)	$(4,980)

Modified EBITDA adjustments:
Depreciation and amortization	80	52
Interest expense	1,779	801
Stock option and other noncash compensation	233	291
Total EBITDA adjustments	$2,092	$1,144

Modified EBITDA	$(2,265)	$(3,836)

We present Modified EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Modified EBITDA in developing our internal budgets, forecasts, and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; making compensation decisions; and in communications with our board of directors concerning our financial performance. Modified EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	Modified EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
●	Modified EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
●	Modified EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and
●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Modified EBITDA does not reflect any cash requirements for such replacements.